UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		June 18, 2009
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 18, 2009, the NIKE, Inc. (the "Company") Board of Directors appointed Dr. John C. Lechleiter to serve as a Director of the Company.

John C. Lechleiter, Ph.D, 55, is chairman of the board, president, and chief executive officer of Eli Lilly and Company ("Lilly"). Dr. Lechleiter joined Lilly in 1979 as a senior organic chemist in the process research and development division, and has held management positions in England and the U.S. He was named vice president of pharmaceutical product development in 1993 and vice president of regulatory affairs in 1994. In 1996, he was named vice president for development and regulatory affairs. Dr. Lechleiter became senior vice president of pharmaceutical products in 1998, and executive vice president of pharmaceutical products and corporate development in 2001. He was named executive vice president of pharmaceutical operations in 2004. Dr. Lechleiter was appointed president and chief operating officer of Lilly in 2005, when he also joined Lilly's board of directors. He was named president and chief executive officer in April 2008 and became chairman on January 1, 2009.

There was no arrangement or understanding pursuant to which Dr. Lechleiter was elected as a director, and there are no related party transactions between the Company and Dr. Lechleiter.  Dr. Lechleiter will serve on the Company's Compensation Committee and the Corporate Responsibility Committee.

The Company issued a press release on June 18, 2009 announcing the appointment of Dr. Lechleiter.  The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit 99.1                                Press Release dated June 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc.

Date: June 22, 2008	By:	/s/ Donald W. Blair
Name: Donald W. Blair
Title: Chief Financial Officer